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                                                                    EXHIBIT 4.2



                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT

          This Amendment No. 1 to Rights Agreement is entered into as of May 22, 1997, by and between WorldCom, Inc. (the "Company") and The Bank of New York, as Rights Agent.

          WHEREAS, the Company and the Rights Agent entered into a Rights Agreement dated as of August 25, 1996 (the "Rights Agreement"); and

          WHEREAS, the Company desires to amend the Rights Agreement in accordance with Section 27 of said Rights Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          1. Section 7(a) of the Rights Agreement is hereby amended by deleting the last sentence thereof and inserting the following at the end of Section 7(a):

     The "Final Expiration Date," as used in this Agreement, shall be September 6, 2001. The Final Expiration Date of this Agreement shall not be extended beyond September 6, 2001, unless such extension has been approved by the affirmative vote of the holders of a majority of the votes entitled to be cast with respect thereto by all voting groups entitled to vote thereon, voting as a single class, at a meeting at which a quorum of such shareholders is represented.

          2. This Amendment No. 1 to Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS HEREOF, the parties hereto have caused this Amendment No. 1 to Rights Agreement to be duly executed, as of the day and year first above written.

                                        WORLDCOM, INC.


                                        By:    /s/ CHARLES T. CANNADA
                                               ------------------------------
                                        Name:  Charles T. Cannada
                                               ------------------------------
                                               Senior Vice President and
                                        Title: Assistant Secretary
                                               ------------------------------



                                        THE BANK OF NEW YORK


                                        By:    /s/ JOHN I. SIVERTSEN
                                               ------------------------------
                                        Name:  John I. Sivertsen
                                               ------------------------------
                                        Title: Vice President
                                               ------------------------------